SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2003

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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (A New York Corporation) P. O. Box 12904 Albany, New York 12212-2904 (518) 434-3049 www.energyeast.com	14-1798693
1-672	Rochester Gas and Electric Corporation (A New York Corporation) 89 East Avenue Rochester, New York 14649 (585) 546-2700	16-0612110

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events
(See report on Form 10-K for Energy East Corporation and Rochester Gas and Electric Corporation (RG&E) for the year ended December 31, 2002, Item 7 Liquidity and Capital Resources, RG&E 2002 Electric and Gas Rate Proceeding.)

RG&E Electric and Gas Rate Proceeding
On March 5, 2003, the New York State Public Service Commission (NYPSC) decided the pending RG&E electric and gas rate proceeding. RG&E had requested an annual electric rate increase of $40 million, or 5.7%, and an annual natural gas rate increase of $19 million, or 6.6%, for the 12-month period ending June 30, 2003. In contrast to the rate increases requested by RG&E, the NYPSC decided to leave electric rates unchanged and limit the natural gas rate increase to $5 million, or 1.7%. RG&E is disappointed with the decision because it ignores the record that was developed in the proceeding and reverses many of the recommendations of the presiding Administrative Law Judge.

RG&E plans to appeal the NYPSC's decision and to file a new application as soon as possible for an increase in electric and natural gas rates to recover costs RG&E has incurred and will continue to incur in providing safe and reliable electric and natural gas service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2003	ENERGY EAST CORPORATION (Registrant) By /s/Kenneth M. Jasinski Kenneth M. Jasinski Executive Vice President and Chief Financial Officer
ROCHESTER GAS AND ELECTRIC CORPORATION (Registrant) By /s/Joseph J. Syta Joseph J. Syta Controller and Treasurer